Exhibit 99.1

Financing Agreement Supports the Company’s Ongoing Efforts to Develop Pharmaceutical Anti-Nausea Product

NEW YORK, NY, Jan. 23, 2020 (GLOBE NEWSWIRE) — via NEWMEDIAWIRE — Tauriga Sciences, Inc. (OTCQB: TAUG) (“Tauriga” or the “Company”), a revenue generating Company that operates through the development, distribution, and licensing of proprietary products as well as the evaluation of potential acquisition opportunities and equity investments, today announced that it has entered into a $5,000,000 financing agreement with the Tangiers Global, LLC (“Tangiers”) investment fund (“Equity Line” or “Facility”). The $5,000,000 financing is in the form of an Equity Line of Credit over a maximum duration of 36 months (the “Term”). A Form S-1 Registration Statement will be filed with the Securities & Exchange Commission (“SEC”) to register the shares of common stock that may be issued to Tangiers in connection with this this financing. Any issuance of shares of Tauriga’s common stock will be via a Put Notice (“Put”) at the sole discretion of the Company and may be done in varying sized increments over the Term of the equity line, for a total investment of up to $5,000,000.

Tauriga’s Chief Executive Officer, Seth M. Shaw, expressed: “This funding facility provides the Company with a viable long-term platform to both grow its existing operations as well as develop other business activities under current consideration, including the potential pharmaceutical grade version of Tauri-Gum™. The Company is always mindful of the best interests of its shareholders and any utilization of this facility will be directly correlated with the creation of shareholder value or the ability to capitalize on major potential business opportunities. The management team is excited about the Company’s future prospects and will continue to work with the greatest levels of passion and dedication.”

ABOUT TAURIGA SCIENCES, INC.

Tauriga Sciences, Inc. is a revenue generating company that operates through the development, distribution, and licensing of proprietary products as well as the evaluation of potential acquisition opportunities. One such opportunity on which the Company has acted, involves the Company having entered into the cannabidiol (or “CBD”) infused chewing gum product business, as more fully described above and in prior press releases. This CBD infused chewing gum product has been branded under the following name: Tauri-Gum™. The Company is currently in production of three distinct flavors of Tauri-Gum™: MINT, BLOOD ORANGE, and POMEGRANATE. On December 6, 2019, the Company announced that it completed the initial production run (thereby expanding its existing product lines) with the introduction of a 25mg Vegan CBD Isolate Infused vegan gummy (“gumdrop”), branded under the name: Tauri-Gummies™. Further, the Company continues to identify and evaluate additional potential opportunities to generate revenue, as well as shareholder value, and leverage its resources and expertise to build a diversified and sustainable business model. Please visit our corporate website at www.tauriga.com.

The Company has also announced the development of a Cannabigerol (“CBG”) Isolate infused version of Tauri-Gum™. The flavor that has been selected is Starfruit/Peach and each piece of gum will contain 10mg of CBG Isolate / Each blister pack will contain 80mg of CBG Isolate. The Company expects to commence production during its 4th Fiscal Quarter of 2020 (January 1, 2020 – March 31, 2020).

In addition, on March 11, 2019, the Company announced the official launch of its E-Commerce site - as part of its Tauri-Gum™ commercialization strategy. This site can be accessed by visiting the following URL address: www.taurigum.com.

The Company has established corporate offices in both New York City (USA) and Barcelona (Spain).

DISCLAIMER — Forward-Looking Statements

This press release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 which represent management’s beliefs and assumptions concerning future events. These forward-looking statements are often indicated by using words such as “may,” “will,” “expects,” “anticipates,” believes, “hopes,” “believes,” or plans, and may include statements regarding corporate objectives as well as the attainment of certain corporate goals and milestones. Forward-looking statements are based on present circumstances and on management’s present beliefs with respect to events that have not occurred, that may not occur, or that may occur with different consequences or timing than those now assumed or anticipated. Actual results may differ materially from those expressed in forward looking statements due to known and unknown risks and uncertainties, such as are not guarantees of general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to consummate successful acquisition and licensing transactions, fluctuations in exchange rates, and other factors over which Tauriga has little or no control. Many of these risks and uncertainties are discussed in greater detail in the “Risk Factors” section of Tauriga’s Form 10-K and other filings made from time to time with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release, and Tauriga assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. You should not place undue reliance on these forward-looking statements.

CONTACT INFORMATION

Tauriga Sciences, Inc.
555 Madison Avenue, 5th Floor
New York, NY 10022
Chief Executive Officer
Mr. Seth M. Shaw
Email: sshaw@tauriga.com
Phone: (917) 796 9926
Corp. Website: www.tauriga.com

E-Commerce Website: www.taurigum.com